EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168877, 333-167327, 333-166062 and 333-175992) and Form S-3 (No. 333-186048) of Pernix Therapeutic Holdings, Inc. of our report dated September 19, 2014 relating to the Statement of Revenues and Certain Direct Expenses, which appears in this Current Report on Form 8-K/A of Pernix Therapeutic Holdings, Inc. dated August 19, 2014.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 8, 2014